FirstEnergy
                      Executive Incentive Compensation Plan
                                      2001

Purpose
-------

The purpose of the Executive Incentive Compensation Plan (EICP) is to attract, retain and motivate skilled executives; to more closely align the interests of the executives and shareholders; and to promote growth in shareholder value.

Total Compensation Philosophy
-----------------------------

FirstEnergy's   total   compensation   philosophy  is  based  on  the  following
principles:

- A "pay-for-performance" orientation under which total compensation reflects corporate, business unit and individual success;
- A focus on total compensation wherein base salaries and incentives are targeted generally at or near median competitive market levels, with opportunities to achieve total compensation at the 75th percentile level if both corporate and business unit performance are superior;
- A mix between short-term and long-term compensation opportunities designed to reward both short and long-term strategic results and facilitate executive retention;
- An escalating proportion of an executive's total compensation opportunity at risk through performance incentives and stock as an executive's level of responsibility increases; and
- The use of various equity based incentive vehicles to promote FirstEnergy stock ownership and more closely align the interests of executives with the long-term interests of shareholders.

Plan Components
---------------

The Plan consists of a Short-Term Incentive Program (STIP) for 2001, a Long-Term Incentive Program (LTIP) for the period 2001 - 2003, and a Stock Option Program. Target incentive opportunities for each program are shown in Attachment 1.

Discretionary Award
-------------------

There may be instances where an executive has demonstrated extraordinary responsiveness to an unforeseen circumstance or has made a substantial contribution that will not be properly recognized in the normal award process. In these cases, FirstEnergy (the Compensation Committee of the Board of Directors in the case of a member of the Senior Management Committee), in its sole discretion, may grant a special incentive award to the executive.

                       Short-Term Incentive Program (STIP)
                       -----------------------------------


Eligibility
-----------

Employees with a 2001 standard rate at or above $92,119 and are in approved positions that report to members of the Senior Management Committee, regional presidents, consolidated plant managers, nuclear directors, and general office department heads, are eligible to participate in this plan.

Eligible executives also must perform their jobs for a minimum of 1000 regular work hours (actual on-the-job work hours exclusive of any time off) during the year. Therefore, separation due to retirement, death or disability generally must occur during the second half of the year in order to meet the 1000 hour requirement. If an employee is promoted into the executive group or reassigned to another position outside the executive group, all hours worked during the year are counted toward the 1000-hour requirement.

Eligible executives must be actively employed as of December 31, 2001 or have separated employment during the year due to retirement, disability, death, or under conditions in which the executive qualifies for and elects benefits under the FirstEnergy Severance Benefits Plan. Thus, an executive who voluntarily resigns or is involuntarily separated for cause is ineligible to receive a short-term award. Also, an executive who has been involuntarily separated for cause between December 31, 2001 and the date that any awards are paid is ineligible to receive and award.

Executives must receive or would have received a performance rating of Meets Expectations or above. An executive with a rating "Does Not Meet Expectations" is ineligible to receive an annual award.

Transfer between Plans
----------------------

Annual incentive awards are based on whole months of eligibility in an incentive plan. Thus, employees who transfer from one incentive plan to another and work the full year, will have their incentive awards prorated between the two plans in whole month increments that total 12 months. Whole month increments are determined by the effective date of the employee's move.

For a move resulting in a change in incentive plan eligibility that is effective between the 1st and 15th of any month except December, the employee becomes eligible for the plan into which they are moving for that entire month. If the move is effective on or after the 16th of any month except January, the employee becomes eligible for the plan into which they are moving on the 1st of the following month.

Employees hired or changing plans at any time during January will be credited with plan eligibility for the entire month of January. Employees who change plans at any time on or after November 16 will continue their eligibility in the "old" plan for the entire month of December, and will become eligible for the "new" plan in January.

Key Performance Indicators (KPIs)
---------------------------------

Performance  goals  are  allocated  between   FirstEnergy   Financial  KPIs  and
Operational KPIs. FirstEnergy Financial KPIs apply to all executives. Operational KPIs are established by each Group Vice President. The weighting of Financial KPIs and Operational KPIs varies among executives depending upon their job level.

Award Leverage
--------------

Each KPI has a threshold, target and maximum level of achievement. The achievement of Financial KPIs at or above threshold will generate a payout from 50% to 200% of the target award. The achievement of Operational KPIs at or above threshold will generate a payout from 50% to 150% of target. Results achieved between threshold and target, and target and maximum, will be interpolated.

Award Payments
--------------

Annual awards will be paid in March 2002. If an executive meets the eligibility criteria and works in an executive position for less than the full performance year, his/her annual award will be prorated to reflect the number of months that he/she has worked in an eligible position.

If an executive changes his/her job within the executive group or is reassigned to another position outside the executive group during the plan year, the executive's total annual incentive award will be the sum of the prorated awards earned in each position and incentive plan.

Plan participants may elect to defer the receipt of any STIP award under the terms of the Executive Deferred Compensation Plan.

Shareowner Protection
---------------------

Short-term incentive awards will not be paid unless total earnings exceed the amount of dividends paid plus the maximum annual awards from all incentive plans.

                       Long-Term Incentive Program (LTIP)
                       ----------------------------------


Eligibility
-----------

An employee who is hired or promoted into the executive group on or after February 1, 2001 will not be eligible for the LTIP until 2002, assuming he/she remains eligible for EICP.
An executive must work a minimum of 12 months in an eligible position during the three-year (36-month) plan cycle to be eligible for an award. Thus, an executive who separates for any reason during 2001 will be ineligible to receive a long-term award from the 2001 program.

An executive must be actively employed as of December 31, 2003, or have separated due to retirement, disability or death; or under conditions in which the executive qualifies for and elects benefits under the FirstEnergy Severance Benefits Plan between December 31, 2001 and the award payment date. Thus, an executive who voluntarily resigns or who is involuntarily separated for cause during this time frame will be ineligible to receive an LTIP award.

Performance Shares
------------------

On January 1, 2001, each eligible employees LTIP award will be converted into equivalent "Performance Shares" of FirstEnergy common stock based on the average of the high and low stock prices of the common stock on the last trading day in 2000. These shares are placed into a Performance Share Account for three years (2001 - 2003).

During the 2001 - 2003 performance period, dividend equivalents will be converted into additional shares based on the closing stock price on the date the dividends are paid. At the end of the three-year performance period, the executive's account will be valued based on the average of the high and low prices on the last trading day in December 2003.

The value may be adjusted upward or downward based upon the total shareholder return (TSR) of FirstEnergy common stock relative to an energy services company index during this three-year period. If the TSR is at the 63rd percentile, the award payout will be 100% of the account value. If the TSR rating is at or above the 86th percentile, the award payout will be 150% of the account value. If the TSR is at the 41st percentile, the award payout will be 50% of the account value. Award payouts for a ranking above the 41st and below the 86th percentile will be interpolated. For a TSR ranking below the 41st percentile, no long-term award will be paid. The purpose of this award structure is to strengthen the linkage between an executive's total compensation and the long-term growth of shareholder value.

Award Payments
--------------

Awards for the 2001 - 2003 cycle will be paid in March 2004.

If an executive meets the eligibility criteria and is no longer employed in an executive position, his/her original LTIP target award will be prorated to reflect the number of months worked in an eligible position during the performance cycle.

Plan participants may elect to defer the receipt of any LTIP award under the provisions of the Executive Deferred Compensation Plan.

Attachment 2 illustrates a Long-Term Incentive Program example.


                              Stock Option Program
                              --------------------

In 2001, eligible employees will receive stock option grants that will allow them to purchase a specified number of common stock shares at a fixed grant price over a defined period of time. The number of stock options granted and a stock option agreement will be communicated to recipients at the time of the grant.

                                      Terms
                                      -----

For the purposes of this Plan, the term FirstEnergy is defined as FirstEnergy Corp. and all of its operating companies to which this Plan has been extended. The term "Company" refers to FirstEnergy Corp. or its operating companies individually, as appropriate.

Each employee's rights under the Plan are at all times governed by the official text of the Executive and Directors Incentive Compensation Plan Document and are in no way altered or modified by the contents of this summary.

Each executive may, at any time, designate one or more persons as the executive's primary or contingent beneficiary (ies) to whom awards earned under this Plan shall be paid in the event of the executive's death prior to payment of such awards to the executive. In the absence of an effective beneficiary designation, or if all beneficiaries predecease the executive, the executive's designated beneficiary shall be the person in the first of the following classes in which there is a survivor: the executive's surviving spouse; the executive's estate.

Right to Modify or Terminate
----------------------------

This Plan may be amended or terminated at any time with or without notice by the Compensation Committee of the Board of Directors of FirstEnergy. The Plan may change from year to year or even be discontinued in the future. If it is determined that significant unusual events occurred that impacted the FirstEnergy's reported earnings but do not truly reflect the achieved operating results of the FirstEnergy, then the Compensation Committee may, in its sole discretion, increase or decrease the amount of any awards determined by this Plan or even determine that no awards will be paid. Not withstanding, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award, to take any of the foregoing actions or to take any other action to the extent that such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the regulations issued thereunder.

No Employment Guarantee
-----------------------

Nothing in this Plan shall be construed as giving any participant the right to be retained in the employ of any Company, nor shall any Company be required, by virtue of the existence of this Plan, to maintain the employment of any participant through any specified date.

Not A Funded Trust
------------------

All awards paid under this Plan shall at all times constitute general unsecured liabilities of any Company, payable out of its own general assets. In no event shall any Company be obliged to reserve any funds or assets to secure the payment of such amounts and nothing contained in the Plan shall confer upon any participant the right, title or interest of any assets of any Company.

Administration
--------------

The Plan is administered by the Human Resources Department.

                                                                  Attachment 1


                      Executive Incentive Compensation Plan
                         Total Compensation Opportunity
                                      2001




           SHORT-TERM PROGRAM       LONG-TERM PROGRAM          TOTAL
-----------------------------------------------------------------------------
                                    Performance     Stock
            Annual    Incentive       Shares       Options
-----------------------------------------------------------------------------
            Target                    Target       Target     Total Incentive
Tier      Incentive*  KPI % Mix     Incentive*     Award*       Opportunity*
-----------------------------------------------------------------------------
III          35%      Fin   40%        25%          40%             100%
                      Oper  60%


*Incentive opportunity as a percent of standard rate.




                        STIP Award Leverage
            -----------------------------------------
            KPIs        THR         TGT         MAX
            -----------------------------------------
            Financial   50%         100%        200%
            -----------------------------------------
            Operational 50%         100%        150%
            -----------------------------------------
            Total       50%         100%        170%
            =========================================

                                                            Attachment 2

                            Performance Share Example


Tier:                         III

Standard Rate:                $210,000

Target Incentive:             25%

Target Opportunity:           25% x $210,000 = $52,500

Performance Share Award:      1,750 shares ($52,500 @ $30/share)

Performance shares mature at the end of 2003 and are payable in March 2004 based on the following factors:

- Quarterly dividend equivalents that may be credited to the executive's account during the performance period.

- The average of the high and low price of the Company's common stock on the last trading day of 2003.

- The total shareholder return (TSR) of the Company's common stock during the performance period relative to the peer company index.

The following table illustrates potential awards at various TSR percentile rankings based on the target opportunity. This illustration assumes that no dividends are paid and that the common stock price does not appreciate during the three-year performance period.

              TSR Ranking*     Award Payout      Percent Earned
          -----------------------------------------------------
          86 - 100th  Percentile $78,750             150%
          75th Percentile        $65,625             125%
          63rd Percentile        $52,500             100%
          52nd Percentile        $39,375              75%
          41st Percentile        $26,250              50%
          1 - 40th Percentile         $0               0%

* For 2001, the method of representing our TSR ranking is being changed to reflect our percentile ranking in the more traditional way. This year, the TSR ranking is shown in the inverse of how it has been represented in the past. Previously, top performance was reflected as the "1st percentile"; this year, top performance is represented as the "100th percentile". This change has no impact on the "Award Payout" or the "Percent Earned".